UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2015
DENTSPLY International Inc. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-16211 (Commission File Number)	39-1434669 (IRS Employer Identification No.)
221 West Philadelphia Street, York, Pennsylvania 17405-0872 (Address of principal executive offices, including zip code)
(717) 845-7511 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2015, DENTSPLY International Inc. (“DENTSPLY”) entered into a new employment agreement (the “Employment Agreement”) with its Chief Executive Officer, Bret W. Wise, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among DENTSPLY, Sirona Dental Systems, Inc. (“Sirona”) and Dawkins Merger Sub, Inc., dated September 15, 2015 (the “Merger”). The Employment Agreement, which will become effective on the closing of the Merger, provides that Mr. Wise will serve as the Executive Chairman of the Board of Directors of the combined company following the Merger and will supersede and replace DENTSPLY’s prior employment agreement with Mr. Wise dated February 19, 2008, which will remain in place until consummation of the Merger. The Employment Agreement will not come into effect (and Mr. Wise’s existing employment agreement will remain in effect) if the Merger is not consummated. The material terms of the Employment Agreement are summarized below.

The Employment Agreement has an initial three-year term commencing on the effective date of the Merger, and it will automatically renew for additional twelve month periods, unless earlier terminated, generally, with 90 days’ prior notice. The Employment Agreement provides that Mr. Wise will receive (i) an annual base salary of $900,000 (which is approximately $75,000 less than his current annual base salary), (ii) an annual bonus opportunity targeted at 120% of his annual base salary (the same target percentage as in effect currently), and (iii) annual long term incentive awards with a grant date fair value of at least $3,920,000 (which is approximately $120,000 more than such value for 2015).

Under the terms of the Employment Agreement, Mr. Wise will be entitled to receive the following severance benefits if his employment is terminated without “cause,” he resigns for “good reason,” or his employment is terminated due to the expiration of the Employment Agreement term: (i) two times the sum of his (a) annual base salary and (b) target bonus, payable in 24 monthly installments, (ii) pro rata annual bonus based on actual performance, payable in a lump sum, (iii) continued vesting in his equity awards for 24 months following the date of termination, (iv) lump sum payment equal to the value of 24 months of COBRA continuation coverage, (v) 24 months of continuation of life, disability and accidental death and dismemberment benefits at the active employee cost, (vi) 24 months of additional service credit under any pension plan maintained by the combined company or its affiliates, and (vii) with respect to any defined contribution plan in which Mr. Wise participates, a lump sum cash payment equal to the sum of (a) the amount that would have been contributed or credited to such plan on Mr. Wise’s behalf during the 24 month period following his termination and (b) the excess, if any, of his account balance as of his termination date over the portion of such account balance that is nonforfeitable per the terms of the plan.

The Employment Agreement also provides that Mr. Wise will be entitled to receive the following severance benefits if his employment is terminated without “cause” or he resigns for “good reason” within 24 months following a “change in control” (as defined in the Employment Agreement): (i) two and one-half (2½) times the sum of his (a) annual base salary and (b) target bonus, payable in a lump sum, (ii) pro rata annual bonus based on actual performance, payable in a lump sum, (iii) lump sum payment equal to the value of 24 months of COBRA continuation coverage, (iv) 24 months of continuation of life, disability and accidental death and dismemberment benefits at the active employee cost, (v) 30 months of additional service credit under any pension plan maintained by the combined company or its affiliates, and (vi) with respect to any defined contribution plan in which Mr. Wise participates, a lump sum cash payment equal to the sum of (a) the amount that would have been contributed or credited to such plan on Mr. Wise’s behalf during the 30 month period following his termination and (b) the excess, if any, of his account balance as of his termination date over the portion of such account balance that is nonforfeitable per the terms of the plan.

The foregoing severance payments are subject to (i) Mr. Wise’s execution of and not revoking a general release of claims and (ii) his continued compliance with confidentiality and non-disclosure covenants as well as non-competition and non-solicitation covenants for 24 months post-termination. In addition, the amounts payable under the Employment Agreement will be subject to the terms of the combined company’s clawback policy. No severance payable following a “change in control” is subject to a gross-up for “golden parachute” excise taxes, and amounts payable to Mr. Wise will be reduced to an amount that is not subject to such tax if he would retain more benefit on an after-tax basis.

For purposes of the Employment Agreement, “cause” means, with respect to Mr. Wise: (i) a majority, plus at least one, of the members of the combined company’s board of directors, excluding Mr. Wise, has determined that Mr. Wise (a) has committed an act of fraud against the combined company, or (b) has committed an act of malfeasance, recklessness or gross negligence against the combined company that is materially injurious to the combined company or its customers, (ii) he has materially breached the terms of his employment agreement, or (iii) he has been indicted for, or convicted of, or pleads no contest to, a felony or a crime involving moral turpitude. An event or occurrence will not constitute “cause” unless, within 60 days of any director of the combined company knowing of the occurrence of the facts and circumstances underlying such cause event, Mr. Wise has received written notice stating with specificity the applicable facts and circumstances underlying such finding of cause; he has an opportunity to cure the same (if curable) within 30 days after the receipt of such notice.

“Good reason” means, with respect to Mr. Wise, (i) a reduction in his base salary, other than any reduction which is insignificant or is implemented as part of a formal austerity program approved by the board and applicable to all other senior executive officers, provided such reduction does not reduce his base salary by a percentage greater than the average reduction in compensation of all other senior executive officers, (ii) a reduction in his total target annual compensation opportunity (annual base salary plus target bonus plus grant date value of annual equity awards) below $5,900,000 in the first year of the agreement and the lesser of $5,900,000 or (A) 75% of the total target annual compensation of the chief executive officer for the second year of the agreement or (B) 70% of the total target annual compensation of the chief executive officer for the third year of the agreement, (iii) a material, adverse change in his responsibilities, authority or duties (including as a result of the assignment of duties materially inconsistent with his position), (iv) the combined company’s breach of a material obligation under the Employment Agreement, and (v) the combined company electing not to renew the Employment Agreement. In order for an event or condition to constitute good reason, Mr. Wise must object, in writing, to such event or condition within ninety days and the combined company must not cure the event or condition within thirty days of receiving that written objection; Mr. Wise must then resign his employment within thirty days following the expiration of that cure period.

The Employment Agreement provides that if Mr. Wise’s employment terminates by reason of death, his estate or beneficiary will be paid a lump sum amount equal to one year of his base salary as then in effect, and a pro rata bonus for the year of termination based on actual performance. In addition, the Employment Agreement provides that Mr. Wise will be fully vested in all equity awards, with any performance awards vesting at the greater of target or actual performance through the date of termination.

The Employment Agreement also provides that Mr. Wise will become eligible for a pro rata bonus for the year of termination based on actual performance and will be fully vested in all equity awards in the event that his employment terminates by reason of disability.

The foregoing description of Mr. Wise’s Employment Agreement is a summary of certain of its terms only and is qualified in its entirety by the full text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated December 11, 2015, between DENTSPLY International Inc. and Bret W. Wise

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY INTERNATIONAL INC.

Date: December 11, 2015	By:	/s/ Christopher T. Clark
Name: Christopher T. Clark
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated December 11, 2015, between DENTSPLY International Inc. and Bret W. Wise

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